SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2004

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
Press Release of DTE Energy, dated June 24, 2004

Item 5. Other Events

     Today, June 24, 2004, DTE Energy Company (“DTE Energy”) issued a Press Release in which it announced that the board of directors named Gerard M. Anderson president of DTE Energy. For a detailed discussion, please see DTE Energy’s Press Release dated June 24, 2004, attached as Exhibit 99.

Item 7. Exhibits

99	Press Release of DTE Energy, dated June 24, 2004.

Forward-Looking Statements:

     This Form 8-K contains “forward-looking statements” that are subject to risks and uncertainties. They should be read in conjunction with the forward-looking statements in DTE Energy’s 2003 Form 10-K Item 1 (incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy’s actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 24, 2004

DTE ENERGY COMPANY (Registrant)
/s/ Susan M. Beale

Vice President and Corporate Secretary

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Exhibit Index

Exhibit
Number	Description
99	Press Release of DTE Energy, dated June 24, 2004.

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